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                                                                    EXHIBIT 5.01
                                                                    ------------

                                 April 12, 2002

VeriSign, Inc.
487 East Middlefield Road
Mountain View, California 94043-1331

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by VeriSign, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about April 12, 2002 in connection with the registration under the Securities Act of 1933, as amended, of a total of 4,687,162 shares of the Company's Common Stock (the "Stock"), subject to issuance by the Company upon the exercise of options to be granted under the Company's 2001 Stock Incentive Plan (the "Incentive Plan"). In rendering this opinion, we have examined the following.

     (1) the Company's Third Amended and Restated Certificate of Incorporation certified by the Delaware Secretary of State on October 19, 2000;

     (2) the Certificate of Amendment to the Company's Third Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on June 8, 2000;

     (3) the Company's Bylaws, certified by the Company's Secretary on October 23, 2000;

     (4)  the Certificate of Amendment to the Company's Bylaws dated June 8,
          2000;

     (5) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference, including the Incentive Plan and related forms of enrollment form, subscription agreement, notice of withdrawal and notice of suspension;

     (6)  the Prospectus prepared in connection with the Registration Statement;

     (7) the registration statement on Form S-8 (File No. 333-69818) filed by the Company with the Commission on September 21, 2001, together with the exhibits filed as a part thereof or incorporated therein by reference;

     (8) the minutes of meetings and actions by written consent of the Company's stockholders and Board of Directors that are contained in the Company's minute books that are in the Company's possession approving the increase in the number of shares under the Incentive Plan;

     (9) the stock records that the Company has provided to us (consisting of a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a list of option holders respecting the Company's capital and of any rights to purchase capital stock that was prepared by the Company and veryifying the number of such issued and outstanding securities); and

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VeriSign, Inc.
April 12, 2002
Page 2

     (10) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock will be, when issued, properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and the representations and warranties made by you to us, including, but not limited to, those set forth in the Management Certificate and have assumed the current accuracy and completeness of the information obtained from the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

     Based upon the foregoing, it is our opinion that the 4,687,162 shares of Stock that may be issued and sold by the Company upon the exercise of options to be granted under the Incentive Plan when issued, sold and delivered in accordance with the Incentive Plan and the stock option agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                      Very truly yours,

                                      /s/ FENWICK & WEST LLP